                                                                   EXHIBIT 10.11


THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               LICENSE AGREEMENT


     This Agreement is made and entered into between the President and Fellows of Harvard College (hereinafter HARVARD) having offices at the Office for Technology and Trademark Licensing, 124 Mt. Auburn Street, Suite 410 South, Cambridge, Massachusetts, 02138 and Amersham Pharmacia Biotech Inc (hereinafter LICENSEE), a corporation of Delaware having offices at 800 Centennial Avenue, Piscataway, New Jersey 08855-1327. This Agreement consolidates, and supersedes and replaces the License Agreements entered into by the parties on or about October 1, 1986, September 1, 1988 and November 30, 1994. In the case of doubt the terms of this Agreement shall govern.

     Whereas HARVARD is Owner by assignment from Stanley Tabor and Charles C. Richardson of their entire right, title and interest in United States Patent Application Serial No. 003,227 filed January 14, 1987 (HU Case no. 334), from Stanley Tabor and Charles C. Richardson of their entire right, title and interest in United States Patent Application Serial No. 218,103 filed July 12, 1988 (HU Case no. 483), from Stanley Tabor and Charles C. Richardson of their entire right, title and interest in United States Patent Application Serial 324,437 filed October 17, 1994, (H.U. Case no 1077-94), the foreign patent applications corresponding thereto, and in the inventions described and claimed therein and listed in Appendix A; and

     Whereas HARVARD is committed to policy that ideas or creative works produced at HARVARD should be used for the greatest possible public benefit; and

     Whereas HARVARD accordingly believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest; and

     Whereas LICENSEE is desirous of obtaining an exclusive world-wide license in order to practice the above referenced invention covered by PATENT RIGHTS in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith; and

     Whereas HARVARD is desirous of granting such a license to LICENSEE in accordance with the terms of this Agreement.

     Now therefore, in consideration of the foregoing premises, the parties agree as follows:


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
                                   ARTICLE I

                                  DEFINITIONS

1.1 AFFILIATES shall mean any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a party to this Agreement, or where a party to this Agreement and another corporation are controlled by the same entity. For the purposes of this definition, control means the direct or indirect ownership of at least fifty percent (50%) (or such lesser percentage representing the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of (a) the outstanding voting securities of such entity or
     (b) the voting power of such entity. Unless otherwise, specified the term LICENSEE includes AFFILIATES.

1.2 LICENSED PRODUCTS shall mean products claimed in PATENT RIGHTS or products made in accordance with or by means of LICENSED PROCESSES. LICENSED PRODUCTS shall include kits incorporating LICENSED PRODUCTS.

1.3  LICENSED PROCESSES shall mean the processes claimed in PATENT RIGHTS.

1.4 NET SALES shall mean the amount billed or invoiced on sales of LICENSED PRODUCTS or LICENSED PROCESSES less:

     (a) Customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken;

     (b)  Amounts repaid or credited by reason of rejection or return; and/or

     (c) To the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to the production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE.

1.5  PATENT RIGHTS shall mean United States Patent Application Serial Numbers:
     003,227 filed January 14, 1987 (HU Case no. 334) 218,103 filed July 12,
     1988 (HU Case no. 483) 324,437 filed October 17, 1994 (HU Case no. 1077)
     the inventions described and claimed therein, and any divisions, continuations, continuations-in-part or re-issues thereof to the extent the claims are directed to subject matter specifically described in the foregoing patent applications and are dominated by the claims thereof; and any and all foreign patents and patent applications corresponding thereto, as well as such other patents or patent applications as are listed in Appendix A. Appendix A shall be updated from time to time by the parties to reflect the then pending applications and issued patents included in PATENT RIGHTS.

1.6 SUBLICENSE INCOME shall mean the total consideration, including but not limited to sublicense option or issue fees, maintenance fees, milestone payments and royalty

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
     payments received in cash or in kind, from the sublicensing of other companies to practice, teach or use PATENT RIGHTS in the course of manufacture, sale or distribution of the LICENSED PRODUCTS or LICENSED PROCESSES.

1.7 TECHNOLOGY shall mean any and all information, biological materials or PATENT RIGHTS supplied by HARVARD to LICENSEE.

1.8 USB shall mean USB Corporation, a corporation organized under the laws of Ohio and having its principal offices at 26111 Miles Road, Warrenville Heights, Ohio 44128. For the purposes of calculating royalties due to Harvard under Article III of this Agreement, sales by USB shall be treated as sales by an AFFILIATE.

1.9 The terms "Public Law 96-517" and "Public Law 98-620" include all amendments to those statutes.

1.10 The terms "sold" and "sell" include, without limitation, leases and other transfers and similar transactions.

                                   ARTICLE II

                                     GRANT

2.1 HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, a worldwide license under PATENT RIGHTS, with the right to sublicense, to make and have made, to use and have used, to sell and have sold, to import and have imported the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES, for the duration of the PATENT RIGHTS. In order to provide LICENSEE with a period of exclusivity, HARVARD agrees it will not grant licenses to others except as permitted in paragraphs 2.2(a), 2.2(b) and 2.3. LICENSEE agrees during the period of exclusivity of this license in the United States that any LICENSED PRODUCTS produced for sale in the United States will be manufactured substantially in the United States unless a waiver is granted by the Federal Agency under whose funding agreement the invention was made as provided in Public Law 96-517, Section 204.

2.2 The granting and acceptance of this license is subject to the following conditions:

     (a) HARVARD's "Statement of Policy in Regard to Inventions, Patents and Copyrights" dated August 10, 1998, Public Law 96-517, Public Law 98-620 and HARVARD's obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of that statute.

     (b) HARVARD shall have the right to make and to use and to grant non-exclusive licenses to make and to use, for internal research purposes only and not for any

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THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
     commercial purpose, the subject matter described and claimed in PATENT RIGHTS.

(c) LICENSEE shall, until the expiration of this Agreement, endeavor to keep LICENSED PRODUCTS reasonably available to the public.

(d) HARVARD shall have the right to terminate or render this license non-exclusive at any time if, in HARVARD's reasonable judgment, LICENSEE:

     (i) has not put the licensed subject matter into commercial use in the country or countries where licensed, directly or through a sublicense, and is not keeping the licensed subject matter reasonably available to the public, or

     (ii) is not demonstrably engaged in ongoing development, manufacturing, marketing or licensing program, as appropriate, directed toward this end.

     In making this determination HARVARD shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment and shall take into account the reports provided hereunder by LICENSEE.
(e) LICENSEE has granted a sublicense under PATENT RIGHTS to [*] respectively, for worldwide rights to make and have made, to use and have used, to sell and have sold, to import and have imported the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES, for the duration of the PATENT RIGHTS, in the area of manual sequencing products and processes. A copy of the sublicense agreement with [*] is attached to this Agreement as Appendix B.

(f) All sublicenses granted by LICENSEE hereunder shall include a requirement that the sublicensee use its best efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible and shall bind the sublicensee to meet LICENSEE's obligations to HARVARD under this Agreement. [*] Copies of all sublicense agreements shall be provided to HARVARD.

(g)  [*]

2.3 All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall remain and shall in no way be affected by this Agreement





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
THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
                                  ARTICLE III

                                   ROYALTIES
3.1 LICENSEE has paid to HARVARD the license fees stipulated in the License Agreements entered into by the parties on or about October 1, 1986, September 1, 1988 and November 30, 1994. LICENSEE has also agreed to make an additional payment of [*] LICENSEE will make this payment on or before March 1, 2000 [*]

3.2 LICENSEE shall pay to HARVARD during the term of this Agreement a royalty of [*] percent ([*]%) of NET SALES by LICENSEE and AFFILIATES, by USB under the sublicense referenced in Appendix B, or by future sublicensees. Payments on NET SALES under existing sublicenses to ABD and Roche shall be governed by paragraph 3.3.

     (a) On sales between LICENSEE and its AFFILIATES or sublicensees for resale, the royalty shall be paid on the resale to a bona fide third party.

     (b) Only one royalty shall be due and payable for a LICENSED PRODUCT and use thereof irrespective of the number of patents included within PATENT RIGHTS which are applicable to such LICENSED PRODUCT provided that said royalty shall be the highest applicable royalty.

     (c)  [*]

     (d) If the license pursuant to the Agreement is converted to a non-exclusive one and if other non-exclusive licenses in the same field and territory are granted, the above royalties shall not exceed the royalty rate to be paid by other licensees in the same field and territory during the term of the non-exclusive license.

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
THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.3 For existing sublicenses with [*] and [*], LICENSEE shall pay to HARVARD [*] percent ([*]%) of SUBLICENSE INCOME received by LICENSEE from sublicensees.

3.4 To the extent any sales of LICENSED PRODUCTS are made to the Government of the United States of America by LICENSEE or its AFFILIATES or sublicensees under a contract requiring a discounted or fixed price in which the Government invokes its royalty-free license, no royalty shall be payable hereunder to HARVARD for such sales.

3.5 In the event that the royalties paid to HARVARD are so significant a factor in the return realized by LICENSEE as to diminish LICENSEE's capability to respond to competitive pressures in the market, HARVARD agrees to consider a reasonable reduction in the royalty paid to HARVARD as to each LICENSED PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on LICENSED PRODUCTS and on analogous products, prices of competitive products, total prior sales by LICENSEE, and LICENSEE's expenditures on LICENSED PRODUCT development.

                                   ARTICLE IV

                                   REPORTING

4.1 LICENSEE shall provide written annual reports within sixty (60) days after June 30 of each calendar year which shall include but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months as well as plans for the coming year.

4.2 LICENSEE shall report to HARVARD the date of the first sale of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country within thirty
     (30) days of occurrence.

4.3 (a) LICENSEE agrees to submit to HARVARD within sixty (60) days after the calendar half years ending June 30 and December 31 reports setting forth for the preceding six (6) month period:

     (i) the number of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country;

     (ii)   total billings for such LICENSED PRODUCTS;

     (iii)  an accounting for all LICENSED PROCESSES used or sold;

     (iv)   deductions applicable to determine the NET SALES thereof;

     (v)    the amount of SUBLICENSE INCOME received by LICENSEE; and

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
     (vi) the amount of royalty due thereon, or, if no royalties are due to HARVARD for any reporting period, the statement that no royalties are due.

     Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties.

     (b) LICENSEE shall pay to HARVARD with each such Royalty Report the amount of royalty due with respect to such half year. Since multiple technologies are covered by the license granted hereunder, LICENSEE shall specify which PATENT RIGHTS or family of patents within PATENT RIGHTS are utilized for each LICENSED PRODUCT and LICENSED PROCESS included in the Royalty Report.

     (c) All royalties due hereunder shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the prevailing conversion rate existing in the United States shown in the New York Times on the last business day of the reporting period. All such reports shall be maintained in confidence by HARVARD, except as required by law, including Public Law 96-517 and 98-620, and provided also that HARVARD may include in its usual reports total annual amounts of royalties paid. Late payment of royalties shall be subject to an interest charge of one and one half per cent (1 1/2%) per month of the outstanding sum.

                                   ARTICLE V

                                 RECORD KEEPING

5.1 LICENSEE shall keep, and shall require its AFFILIATES and sublicensees to keep accurate and correct records of LICENSED PRODUCTS or LICENSED PROCESSES made, used or sold under this Agreement, appropriate to determine the amount of royalties due hereunder to HARVARD. Such records shall be retained for at least three (3) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of HARVARD by HARVARD's Internal Audit Department or by a Certified Public Accountant selected by HARVARD and approved by LICENSEE for the sole purpose of verifying reports and payments hereunder. Such accountant shall not disclose to HARVARD any information other than information relating to accuracy of reports and payments made under this Agreement. In the event that any such inspection shows an under reporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to HARVARD had the LICENSEE reported correctly, plus interest.


                                   ARTICLE VI

               DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE

6.1 LICENSEE shall reimburse HARVARD for all reasonable expenses HARVARD has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS

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
     and shall reimburse HARVARD for all such future expenses upon receipt of invoices from HARVARD. Late payment of these invoices shall be subject to interest charges of one and one-half percent (1 1/2%) per month. HARVARD shall, in its sole discretion, be responsible for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS. HARVARD shall consult with LICENSEE as to the preparation, filing, prosecution and maintenance of such patent applications and patents and shall furnish to LICENSEE copies of documents relevant to any such preparation, filing, prosecution or maintenance.

6.2 HARVARD and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of HARVARD to execute such papers and instruments so as to enable HARVARD to apply for, to prosecute and to maintain patent applications and patents in HARVARD's name in designated territories, as listed in Appendix A. Designated territories may be added or deleted, and Appendix A accordingly modified, by written mutual consent of HARVARD and LICENSEE. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

6.3  LICENSEE may elect to surrender its PATENT RIGHTS in any country upon sixty
     (60) days written notice to HARVARD. Such notice shall not relieve LICENSEE from responsibility to reimburse HARVARD for patent-related expenses incurred prior to the expiration of the (60)-day notice period (or such longer period specified in LICENSEE's notice).



                                  ARTICLE VII

                                  INFRINGEMENT

7.1 With respect to any PATENT RIGHTS under which LICENSEE is exclusively licensed pursuant to this Agreement, LICENSEE shall have the right to prosecute in its own name and at its own expense any infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents of which HARVARD is or becomes aware. Before LICENSEE commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of HARVARD and to potential effects on the public interest in making its decision whether or not to sue.

7.2 If LICENSEE or its sublicensee elects to commence an action as described above and HARVARD is a legally indispensable party to such action, HARVARD shall have the right to assign to LICENSEE all of HARVARD's right, title and interest in each patent which is a part of the PATENT RIGHTS and is the subject of such action (subject to all HARVARD's obligations to the government and others having rights in such patent). In the event that HARVARD makes such an assignment, such assignment shall be irrevocable, and such action by LICENSEE on that patent or patents shall thereafter be

THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


          brought or continued without HARVARD as a party, if HARVARD is no longer an indispensable party. Notwithstanding any such assignment to LICENSEE by HARVARD and regardless of whether HARVARD is or is not an indispensable party, HARVARD shall cooperate fully with LICENSEE in connection with any such action. In the event that any patent is assigned to LICENSEE by HARVARD, pursuant to this paragraph, such assignment shall require LICENSEE to continue to meet its obligations under this Agreement as if the assigned patent or patent application were still licensed to LICENSEE.

7.3 If LICENSEE elects to commence an action described above and HARVARD is a legally indispensable party to such action, HARVARD may join the action as a co-plaintiff. Upon doing so, HARVARD shall jointly control the action with LICENSEE.

7.4 LICENSEE shall reimburse HARVARD for any costs it incurs as part of an action brought by LICENSEE, irrespective of whether HARVARD shall become a co-plaintiff.
7.5       [*]

7.6 No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of HARVARD, which consent shall not be unreasonably withheld.
7.7       [*]

7.8 In the event that LICENSEE and its sublicensee, if any, elect not to exercise their right to prosecute an infringement of the PATENT RIGHTS pursuant to the above paragraphs, HARVARD may do so at its own expense, controlling such action and retaining all recoveries therefrom.

7.9 Without limiting the generality of paragraph 7.8, HARVARD may, at its election and by notice to LICENSEE, establish a time limit of sixty
          (60) days for LICENSEE to decide whether to prosecute any infringement of which HARVARD is or becomes aware. If, by the end of such sixty (60)-day period, LICENSEE has not commenced such an action, HARVARD may prosecute such an infringement at its own expense, controlling such action and retaining all recoveries therefrom. With respect to any such infringement action prosecuted by HARVARD in good faith, LICENSEE shall pay over to Harvard any payments (whether or not designated as "royalties") made by the alleged infringer to LICENSEE under any existing or future sublicense authorizing LICENSED

      PRODUCTS, up to the amount of HARVARD'S unreimbursed litigation expenses (including, but not limited to, reasonable attorneys' fees).

7.10 If a declaratory judgment action alleging invalidity of any of the PATENT RIGHTS shall be brought against LICENSEE or HARVARD, then HARVARD, at its sole option, shall have the right to intervene and take over the sole defense of the action at its own expense.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

8.1 This Agreement, unless extended or terminated as provided herein, shall remain in effect until the last patent or patent application in PATENT RIGHTS has expired or been abandoned.

8.2 In the event LICENSEE fails to make payments due hereunder, HARVARD shall have the right to terminate this Agreement upon thirty (30) days written notice, unless LICENSEE makes such payments plus interest within the thirty (30) day notice period. If payments are not so made, HARVARD may immediately terminate this Agreement.

8.3 In the event that LICENSEE shall be in default in the performance of any obligation under this Agreement (other than as provided in 8.2 above which shall take precedence over any other default), and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, HARVARD may terminate this Agreement immediately by written notice. If upon receipt of such original notice in writing of such default LICENSEE believes that such default cannot be remedied within 90 days, LICENSEE may so notify HARVARD in writing and propose a plan and deadline for remedy, which HARVARD may accept or reject in its sole discretion. If HARVARD accepts such plan and deadline, and if the default has not been remedied on or before such deadline, HARVARD may terminate this Agreement immediately by written notice. If HARVARD rejects such plan, and such default has not been remedied within ninety (90) days after the date of such original notice in writing of such default, HARVARD may terminate this Agreement immediately by written notice.

8.4 In the event that LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it, HARVARD shall have the right to terminate this entire Agreement immediately upon giving LICENSEE written notice of such termination.

8.5 Any sublicenses granted by LICENSEE under this Agreement shall provide for termination or assignment to HARVARD, at the option of HARVARD, of LICENSEE's interest therein upon termination of this Agreement.

8.6   Sections 5.1, 6.1, 7.7, 8.6, 9.2, 9.3, 9.4, 9.7 and 9.8 of this Agreement shall survive termination.

                                   ARTICLE IX

                                    GENERAL


9.1 HARVARD represents and warrants that Stanley Tabor and Charles Richardson have assigned to HARVARD their entire right, title, and interest in the patent applications or patents comprising the PATENT RIGHTS and that HARVARD has the authority to issue licenses under said PATENT RIGHTS. HARVARD does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

9.2 HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS OR TECHNOLOGY SUPPLIED BY HARVARD OR THE LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT.

9.3 (a) LICENSEE shall indemnify, defend and hold harmless HARVARD and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expenses (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement, except to the extent directly attributable to the negligent, reckless misconduct or intentional misconduct of the Indemnitees.

     (b) LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

     (c) Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual, aggregate. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as HARVARD shall require. Such commercial general liability insurance shall provide (i) product liability coverage


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
          and (ii) broad form contractual liability coverage for LICENSEE's indemnification under this Agreement. Within thirty (30) days after execution of this Agreement, LICENSEE shall provide a commitment to maintain a self-insurance program which is reasonably satisfactory to HARVARD and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this Agreement.

     (d) LICENSEE shall provide HARVARD with written evidence of such insurance upon request of HARVARD. LICENSEE shall provide HARVARD with written notice at least thirty (30) days prior to the cancellation, non-renewal or material reduction in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, HARVARD shall have the right to terminate this Agreement effective at the end of such thirty (30) day period without notice or any additional waiting periods.

     (e) LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE and (ii) a reasonable period after the period referred to in (e) (i) above which in no event shall be less than five
          (5) years.

9.4 LICENSEE shall not use HARVARD's name or any adaptation of it or the name or names of any of HARVARD's investors in any advertising, promotional or sales literature without the prior written assent of HARVARD.

9.5 Without the prior written approval of HARVARD in each instance, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person whether voluntarily or involuntarily, by operation of law or otherwise, except that LICENSEE may transfer or assign this Agreement and the rights granted hereunder, in whole or in part, to an AFFILIATE or to a successor to substantially all of the business or particular product line for which this Agreement was entered into, and such succession shall include but not be limited to one by acquisition, merger, change of corporation name or change in make-up, organization, or identity. This Agreement shall be binding upon the respective AFFILIATES, successors, legal representatives and assignees of HARVARD and LICENSEE.

9.6 The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

9.7 LICENSEE agrees to comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it
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     will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold HARVARD harmless in the event of any legal action of any nature occasioned by such violation.

9.8 LICENSEE agrees to obtain all regulatory approvals required for the manufacture and sale of LICENSED PRODUCTS and LICENSED PROCESSES and to utilize appropriate patent marking on such LICENSED PRODUCTS. LICENSEE also agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.

9.9 Written notices required to be given under this Agreement shall be addressed as follows:

     If to HARVARD:           Office for Technology and
                              Trademark Licensing
                              Harvard University
                              1350 Massachusetts Avenue, Holyoke 727
                              Cambridge, MA 02138

     With copies to:          Office for Technology Licensing
                              And Industry-Sponsored Research
                              Harvard Medical School
                              Building A, Room 414
                              25 Shattuck Street
                              Boston, MA 02115

     If to LICENSEE:          General Counsel
                              Amersham Pharmacia Biotech, Inc
                              800 Centennial Avenue,
                              Piscataway,
                              New Jersey 08855-1327

     or such other address as either party may request in writing.

9.11 Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

9.12 In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflicts amicably between themselves. Subject to the limitation stated in the final sentence of this section, any such conflict which the parties are unable to resolve shall be settled through arbitration conducted in accordance with the rules of the American Arbitration Association. The demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of

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
     legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in Boston, Massachusetts. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim, in any action brought by a third party, to which the subject matter of this Agreement may be relevant.

9.13 This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


The effective date of this Agreement is January 1, 1999.




PRESIDENT AND FELLOWS OF                AMERSHAM PHARMACIA BIOTECH INC.
HARVARD COLLEGE

By: /s/ Jeffrey Labovitz, Ph.D.         By: /s/ Ron Long
    ---------------------------             -----------------

Name and Title:                         Name and Title:

Jeffrey Labovitz, Ph.D.                 Ron Long
Director                                Director
Office of Technology Licensing &
Industry Sponsored Research


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